                                  EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of eSpeed, Inc. on Form S-8 relating to eSpeed, Inc. Non-Qualified Employee Stock Purchase Plan and eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates of our report dated March 24, 2000, which is part of the Annual Report on Form 10-K of eSpeed, Inc. for the period ended December 31, 1999.



/s/  DELOITTE & TOUCHE LLP

New York, New York
October 26, 2000